                                                                   Exhibit 21


                           SUBSIDIARIES OF REGISTRANT


                                                            Date and Percent of
                                                            Voting Shares,
                                           Year and         Partnership Interests,
                                            State           Voting Trust Certificates,
      Name and Address                   Incorporated       Capital Contributions       Description of Activity
---------------------------              ------------       ---------------------       -------------------------
First Federal Mortgage Service Inc.(1)       Ohio                1978  100%             Mortgage loan origination
                                             1978

First Federal Capital Corp. I(1)             Delaware            1986  100%             CMO Issue
                                             1986

Home Financial Services Corp.(1)             Ohio                1988  100%             Securities product sales
                                             1988

H.F.S. Agency, Inc.(1)                       Ohio                1989  95%              Tax-deferred annuity sales
                                             1989

Professional Appraisal Services Corp.(1)     Ohio                1993  100%             Appraisal services
                                             1993

Venture Mortgage Corp.(1)                    Ohio                1995  100%             Operating subsidiary
                                             1995

FirstFed Corp(1)                             Delaware            1996  100%             Securitization Issue
                                             1996

Mobile Consultants, Inc.                     Ohio                1996  100%             Origination and servicing of
                                             1973                                       manufactured housing loans


(1) Subsidiaries of First Federal Savings and Loan Association of Wooster, subsidiary of the Registrant.
